Exhibit 99.1

                Certification pursuant to 18 U.S.C. Section 1350,
                                  as amended by
                  Section 906 of the Sarbanes-Oxley Act of 2002



George Strayton, President and Chief Executive Officer, and Katherine A. Dering, Senior Vice President and Chief Financial Officer of Provident Bancorp, Inc. (the "Company"), each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-K for the year ended September 30, 2002 and that to the best of his or her knowledge:

          1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2.   the information  contained in the report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.





         December 27, 2002                 /s/ George Strayton
         ------------------                -------------------------------------
         Date                              George Strayton
                                           President and Chief Executive Officer



         December 27, 2002                 /s/ Katherine A. Dering
         ------------------                -------------------------------------
         Date                              Katherine A. Dering
                                           Senior Vice President and
                                           Chief Financial Officer



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